UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2024

QUANTUM-SI INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39486	85-1388175

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29 Business Park Drive, Branford, CT, 06405
(Address of Principal Executive Offices, and Zip Code)

(866) 688-7374
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐  No ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2024, Quantum-Si Incorporated, a Delaware corporation (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Canaccord Genuity LLC (“Canaccord”) to sell shares of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”), having an aggregate offering price of up to $75 million (the “Shares”), from time to time through an “at the market offering” program under which Canaccord will act as sales agent (the “ATM Offering”).

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-273934) which became effective on August 22, 2023, and a prospectus supplement related to the ATM Offering dated December 11, 2024 (the “Prospectus Supplement”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, Canaccord will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market to sell the Shares from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company. Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Company has agreed to pay Canaccord commissions for its services in acting as sales agent in the sale of the Shares at a commission rate up to 3.0% of the gross sales price per Share sold pursuant to the Sales Agreement, if any, and has agreed to provide Canaccord with customary indemnification and contribution rights. The Sales Agreement may be terminated by Canaccord or the Company at any time upon written notice to the other party.

The foregoing description of the terms of the Sales Agreement is subject to, and qualified in its entirety by, the Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of DLA Piper LLP (US), counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

On December 11, 2024, the Company exercised its right to terminate that certain Equity Distribution Agreement (the “Agreement”), dated August 11, 2023, by and between the Company and Evercore Group L.L.C. (“Evercore”), as sales agent. The Agreement previously established an “at-the-market” offering program through which the Company had the right to sell, from time to time, through Evercore, up to an aggregate of $75 million of the Company’s Common Stock. The Company sold no shares of Common Stock under the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
5.1	Opinion of DLA Piper LLP (US).
10.1	Sales Agreement, dated December 11, 2024, by and between Quantum-Si Incorporated and Canaccord Genuity LLC.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

Date: December 11, 2024	By:	/s/ Jeffry Keyes
Name: Jeffry Keyes
Title: Chief Financial Officer